Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 13, 2026, with respect to the consolidated financial statements and internal control over financial reporting of Gyre Therapeutics, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2025, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement.

/s/ Grant Thornton Zhitong Certified Public Accountants LLP

Beijing, China
August 27, 2026